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                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                 by and between

                                CARSEN GROUP INC.

                                       and

                              OLYMPUS AMERICA INC.

                            Dated as of July 31, 2000

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                            ASSET PURCHASE AGREEMENT

              THIS ASSET PURCHASE AGREEMENT, dated as of July 31, 2000 ("Effective Date"), is entered into by and between CARSEN GROUP INC., a corporation organized under the laws of Ontario, Canada ("Seller") and OLYMPUS AMERICA INC., a New York corporation ("Buyer").

              WHEREAS, Seller desires to sell and Buyer desires to purchase certain assets of Seller for the consideration provided herein;

              NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, Seller and Buyer hereby represent, warrant and agree as follows:

                       GUIDE TO LOCATION OF DEFINED TERMS

  DEFINED TERM                                   SECTION
  ------------                                   -------
  Assets                                         1(a)
  Assumed Liabilities                            1(f)
  Bill of Sale                                   3
  Buyer                                          Introductory Paragraph
  Buyer Indemnified Claim                        5(d)(i)
  Buyer Indemnified Party                        5(d)(i)
  Buyer's Actual Promotional Programs Payments   1(d)
  Class A Inventory                              1(a) (i)
  Class A Inventory Price                        1(b)(A)
  Class B Inventory                              1(a)(ii)
  Class B Inventory Price                        1(b)(B)
  Closing                                        3
  Closing Date                                   3
  Confidential Information                       5(b)
  Consumer Products                              2
  Disputed Accounts Payable                      1(h)
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  DEFINED TERM                                   SECTION
  ------------                                   -------
  Distribution Agreement                         2
  Effective Date                                 Introductory Paragraph
  Estimated Total Inventory Price                1(c)
  GAAP                                           1(b)(A)
  Initial Monthly Transition Fee                 5(f)
  Inventory                                      1(a)(iii)
  Landed Cost                                    1(b)(D)
  Losses                                         5(d)(i)
  Net Accrued Amount                             1(d)
  Net Sales                                      5(f)
  Notice of Disagreement                         1(d)
  Payoff Amount                                  1(h)
  Person                                         1(f)
  Promotional Programs                           1(b)(A)
  Proprietary Rights                             5(c)
  Reimbursed Expenses                            1(g)
  Reimbursed Expenses Price                      1(g)
  Seller                                         Introductory Paragraph
  Seller Indemnified Claim                       5(d)(iii)
  Seller Indemnified Party                       5(d)(iii)
  Seller's Statement of Assets                   1(c)
  Settlement Statement                           3
  Severance Coverage Payment                     1(g)
  Shareholder                                    5(a)
  Spare Parts Inventory                          1(a)(iii)
  Spare Parts Inventory Price                    1(b)(C)
  Tax                                            4(a)(ix)
  Tax Return                                     4(a)(ix)
  Total Inventory Price                          1(b)(C)
  Transition Fee                                 5(f)

              SECTION 1. SALE AND PURCHASE OF ASSETS.

              (a) SALE AND TRANSFER OF ASSETS. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined in Section 3 hereof), Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all of which shall be deemed to have occurred as of the Effective Date, the following assets of Seller (collectively, the "Assets"):


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                      (i) all of Seller's right, title, and interest in and to
the Consumer Products inventory listed on EXHIBIT A attached hereto consisting solely of inventory items included on Buyer's current product price list (attached hereto as EXHIBIT A-1) as of the Effective Date PLUS all Olympus brand accessories corresponding to the items on such current product price list, each of which is new, unused and in saleable condition (the "Class A Inventory");

                      (ii) all of Seller's right, title, and interest in and to the Consumer Products inventory listed on EXHIBIT B attached hereto consisting solely of non-Class A Inventory items included on Buyer's current product repair list (attached hereto as EXHIBIT C-1) in each case as of the Effective Date, but excluding Consumer Product samples and consigned inventory held by any person or entity other than Seller's employed or independent Consumer Products sales representatives (the "Class B Inventory");

                      (iii) all of Seller's right, title, and interest in and to the Consumer Products inventory listed on EXHIBIT C attached hereto consisting solely of non-discontinued spare parts currently used as of the Effective Date to repair the corresponding Consumer Products included on Buyer's current product repair list (attached hereto as EXHIBIT C-1) as of the Effective Date (the "Spare Parts Inventory") (the Class A Inventory, Class B Inventory and Spare Parts Inventory will be collectively referred to in this Agreement as the "Inventory");

                      (iv) Buyer shall not purchase any inventory of Seller other than the Inventory; Consumer Products returned by customers to Seller or Buyer on or after August 1, 2000 will be treated in accordance with Section 1(j);

                      (v) copies of all books, ledgers, files, documents, correspondence, lists and records material to the Assets being purchased by Buyer pursuant to this Agreement, including


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but not limited to all relevant sales and credit records, advertising and sales material, literature, customer lists, and financial records; and

                      (vi) to the extent assignable, all governmental licenses, permits and authorizations, if any, related to the Consumer Products business of Seller.

              (b) PURCHASE PRICE. At Closing, Buyer agrees to pay to Seller the following amounts subject to the adjustments and terms and conditions of this
Agreement:

                      (A) the Landed Cost (as defined below) of the Class A Inventory, MINUS CN $150,000.00 for prospective warranty claims for which Buyer is responsible after the Effective Date, MINUS Seller's actual promotional program accruals as of the Effective Date (including but not limited to co-op advertising, volume rebates, sales promotions, other accrued promotional programs, price protection, charge-backs and other unpaid commitments) (the "Promotional Programs") at the maximum Promotional Programs expense exposure less interim Promotional Programs payments made by Seller to its customers during calendar year 2000 (to be reconciled pursuant to Section 1(d) based upon Seller's proportionate share of Consumer Product sales in calendar year 2000); all as determined in accordance with United States generally accepted accounting principles consistent with the accounting principles utilized by Seller in the preparation of its financial statements for its most recent fiscal year ("GAAP")(the "Class A Inventory Price"); and


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                      (B)        fifty percent (50%) of the Landed Cost of the
                                 Class B Inventory, as determined in accordance with GAAP (the "Class B Inventory Price"); and

                      (C) the Landed Cost of the Spare Parts Inventory, determined in accordance with GAAP (the "Spare Parts Inventory Price") (the Class A Inventory Price, Class B Inventory Price and Spare Parts Inventory Price will be collectively referred to in this Agreement as the "Total Inventory Price").

                      (D) For purposes of this Section 1(b) and Section 5(i), "Landed Cost" shall mean the cost (including freight and duty) of the particular category of Inventory as of the Effective Date based on Seller's cost from Buyer.

              (c) SELLER'S STATEMENT OF ASSETS. At the Closing, Seller will provide Buyer with a certificate in the form attached hereto as EXHIBIT D containing Seller's good faith calculation of each element of the Total Inventory Price as of the Effective Date, utilizing the methodology provided in
Section 1(b) and including all deductions (the "Seller's Statement of Assets"). The Total Inventory Price as determined in accordance with the Seller's Statement of Assets is referred to herein as the "Estimated Total Inventory Price". At Closing, Seller shall also provide to Buyer documentation supporting the Estimated Total Inventory Price as Buyer may reasonably request.

              (d) FINAL STATEMENT OF ASSETS. On or before January 31, 2001, Buyer will provide Seller with a written notice stating whether it disagrees with any item on the Seller's Statement of Assets, and, if Buyer disagrees with any item on the Seller's Statement of Assets,


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specifying the disputed items and setting forth the basis for Buyer's disagreement in reasonable detail (the "Notice of Disagreement"). If Buyer does not deliver a Notice of Disagreement to Seller by January 31, 2001, the Seller's Statement of Assets delivered by Seller shall become final, conclusive and binding upon the parties for all purposes under this Agreement. In addition to the Notice of Disagreement, on or prior to February 16, 2001, Buyer shall provide to Seller a Promotional Programs reconciliation statement comparing the Promotional Programs accruals amount listed on Attachment 1 to Exhibit D (the "Net Accrued Amount"), to the actual Promotional Programs payments paid or to be paid by Buyer ("Buyer's Actual Promotional Programs Payments"). The Promotional Programs reconciliation statement shall take into account (i) Consumer Product purchases from Seller by Seller's customers from January 1, 2000 through the Effective Date (PROVIDED that Seller supplies Buyer with corresponding customer by customer information (e.g., accruals and pay-downs) within five days after the Closing Date) and (ii) Consumer Product purchases by such customers from Buyer from August 1, 2000 through December 31, 2000 and (iii) interim payments made by Seller to the customers during calendar year 2000 in accordance with the Promotional Programs. In the event the Net Accrued Amount is less than Buyer's Actual Promotional Programs Payments, Seller shall remit the difference to Buyer within three (3) days of the date that Buyer's Actual Promotional Programs Payments becomes final, binding, and conclusive in accordance with this Section. In the event the Net Accrued Amount exceeds Buyer's Actual Promotional Programs Payments, Buyer shall remit such excess amount to Seller within three (3) days of the date that Buyer's Actual Promotional Programs Payments become final, binding, and conclusive in accordance with this Section. Buyer and Seller shall attempt to resolve any disputed items in good faith for a period of fifteen (15)


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days following Seller's receipt of the Notice of Disagreement or Promotional
Programs reconciliation statement, as the case may be. If Buyer and Seller are unable to resolve all disputed items within such fifteen (15) day period, Buyer and Seller shall mutually select one of (i) Deloitte and Touche, (ii) KPMG Peat Marwick, or (iii) PricewaterhouseCoopers to act as arbiter with respect to all disputed items relating to the Seller's Statement of Assets or Buyer's Promotional Programs reconciliation statement (as the case may be) that have not been resolved by the parties. The arbiter shall determine all disputed items on the basis of GAAP (unless expressly rendered inapplicable by this Agreement) and the applicable provisions of this Agreement and the Schedules and Exhibits attached hereto. The arbiter shall be instructed to decide all disputed items by no later than March 31, 2001. The decision of the arbiter shall be final, conclusive and binding upon the parties. The fees and expenses of the arbiter shall be shared equally by Buyer and Seller.

              (e) POST-CLOSING ADJUSTMENT. If the Total Inventory Price as finally determined under Section 1(d) above, is less than the Estimated Total Inventory Price remitted by Buyer at Closing, Seller shall pay to Buyer an amount equal to such difference. If the Total Inventory Price as finally determined under Section 1(d) above, is greater than the Estimated Total Inventory Price remitted by Buyer at Closing, Buyer shall pay to Seller an amount equal to such difference. Any amount due from Seller or Buyer pursuant to this Section 1(e) shall be paid within three (3) days of the date that the Seller's Statement of Assets becomes final, binding, and conclusive in accordance with Section 1(d) above.

              (f) ASSUMPTION OF LIABILITIES. Buyer agrees to assume and become responsible for (i) warranty obligations of Seller arising after the Effective Date relating to (A) Consumer


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Products sold by Seller on or prior to the Effective Date and (B) all Inventory
(but not non-Olympus brand accessories) purchased by Buyer hereunder and (ii) the remittance of the Promotional Programs rebate payments to customers up to the extent of the Net Accrued Amount, which amount was applied to reduce the Class A Inventory Price paid by Buyer to Seller at Closing (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer is not assuming any of Seller's liabilities or obligations (whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due), including but not limited to any liability or obligation of Seller (i) for income taxes, sales taxes or any other taxes, including those attributable to or resulting from the sale of the Assets pursuant to this Agreement, (ii) for the unpaid Taxes (as hereinafter defined) of any person, corporation, partnership, association, trust, joint stock company, joint venture, unincorporated organization or governmental entity ("Person"), (iii) to indemnify any Person, (iv) for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (v) for sales commissions owed by Seller to any person or entity, (vi) for obligations to employees or former employees, including but not limited to compensation, vacation and obligations under any employee benefit plan, (vii) for price protection, if any, offered in connection with the Consumer Products, (viii) unpaid expenses or other commitments, or (ix) under this Agreement.

              (g) OTHER EXPENSES. Buyer shall pay to Seller on the Closing Date,
(i) CN$36,905.85, representing certain expenses set forth on EXHIBIT E attached hereto (the "Reimbursed Expenses") incurred by Seller exclusively in connection with its Consumer Products business as of the Closing Date (the "Reimbursed Expenses Price"); and (ii) US$180,575.95, representing potential severance and related outplacement obligations which Seller has paid or


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agreed to pay in connection with the winding down of its Consumer Products business (the "Severance Coverage Payment"). Seller has provided Buyer with supporting documentation satisfactory to Buyer to evidence the amounts described in (i) and (ii) of this Section 1(g) including but not limited to proof of payment or written obligation to pay.

              (h) PAYOFF AMOUNT. On the Closing Date, Buyer shall retain out of the Total Inventory Price an amount equal to US$250,000.00 (the "Payoff Amount") representing a partial payment to be applied toward the anticipated resolution of disputed accounts payable from Seller to Buyer as of the Closing Date with respect to invoices issued by Buyer to Seller on or prior to September 15, 2000 relating to products other than Consumer Products ("Disputed Accounts Payable"). All Disputed Accounts Payable are listed by Seller, in good faith, on Schedule 1(h). Buyer and Seller will use their respective best efforts to resolve all Disputed Accounts Payable within sixty (60) days after Closing. Any Disputed Accounts Payable, if not earlier resolved, shall be resolved within one hundred twenty (120) days after the Closing Date by an independent accounting firm utilizing the procedures described in Section 1(d). All resolved amounts shall be paid within ten (10) days following such resolution. Any invoices issued by Buyer to Seller on or prior to September 15, 2000 which are not listed on
Schedule 1(h), shall no longer be disputed by Seller and shall be paid to Buyer on or before the invoice due date.

              (i) TRANSFER TAXES. Except for Taxes that Buyer is required to pay under applicable law, Seller shall be solely responsible for the payment of any and all transfer, sales, stamp or other Taxes payable with respect to the sale of the Assets to Buyer and other transactions contemplated hereunder.


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              (j) CONSUMER PRODUCT RETURNS. Seller will, subject to Seller's approval based on normal industry practices, accept the return of all Consumer Products for which there are corresponding accounts receivable from Seller. Seller's returns approval shall not be unreasonably withheld or delayed. Upon approval, Seller will provide the relevant customer(s) with credit(s) to be applied against such accounts receivable. Thereafter, Buyer will purchase the returned Consumer Products from Seller based upon the pricing formulae set forth in Section 1(b)(A) and 1(b)(B), as the case may be. Notwithstanding the foregoing, Consumer Products returned due to manufacturer's defects discovered on initial use ("dead on arrival") will be repurchased by Buyer using the
Section 1(b)(A) price formula.

              (k) SALES FROM INVENTORY. Buyer shall be entitled to the benefit of all sales of Inventory occurring after the Effective Date. Seller will deliver to Buyer at Closing any and all cash, accounts receivable, proceeds, or other consideration or benefits received by Seller between August 1, 2000 and the Closing Date in connection with any such sales, together with any instruments of assignment or transfer deemed by Buyer to be reasonably necessary. Seller will deliver to Buyer any such amounts or assets received by Seller after the Closing Date within three (3) business days of Seller's receipt thereof.

              SECTION 2. CONSUMER PRODUCTS. For purposes of this Agreement, "Consumer Products" shall mean, without limitation, Olympus brand silver halide cameras, digital cameras, binocular products, microcassette recorders and transcribers, optical storage devices, computer peripheral products and other Olympus brand consumer products manufactured by or for Buyer and distributed by Seller pursuant to the Distribution Agreement between Buyer and


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Seller dated April 1, 1994, as amended (the "Distribution Agreement"); and
Olympus brand related accessories, consumables and supplies manufactured by or for Buyer.

              SECTION 3. THE CLOSING. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, immediately following the execution and delivery of this Agreement (the "Closing Date"). The Closing shall be deemed to have occurred as at the close of business on the Effective Date. On the Closing Date (i) Seller will deliver to Buyer the various certificates, instruments, and documents including but not limited to those referred to in Section 6 below; (ii) Buyer will deliver to Seller the various certificates, instruments and documents referred to in Section 7 below; (iii) Seller will execute and deliver to Buyer a bill of sale in the form of EXHIBIT F attached hereto (the "Bill of Sale") and such other instruments of sale, transfer and conveyance and assignment as Buyer may request; (iv) Seller will continue to hold the Inventory as Buyer's bailee in accordance with the provisions of Schedule 5(f); and (v) Seller will execute and deliver to Buyer a settlement statement in the form of EXHIBIT I attached hereto (the "Settlement Statement") and Buyer shall remit to Seller the Estimated Total Inventory Price, the Reimbursed Expenses Price, the Severance Coverage Payment and the Initial Monthly Transition Fee (as defined below), less the Payoff Amount, by certified check or by wire transfer of immediately available federal funds to such bank account or accounts as Seller shall have designated in writing to Buyer. However, if the Payoff Amount exceeds the aggregate of the Estimated Total Inventory Price, the Reimbursed Expenses Price, the Severance Coverage Payment and the Initial Monthly Transition Fee (as defined below), Seller shall remit the amount


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of such excess to Buyer by certified check or by wire transfer of immediately available federal funds to such bank account or accounts as Buyer shall have designated in writing to Seller. Inventory delivered to Buyer by Seller at Closing shall not include inventory that was sold by Seller for the benefit of Buyer after the Effective Date. Moreover, Consumer Products shipped by Buyer to the Bailment Location (as defined in Schedule 5(f)) after the Effective Date shall be the exclusive property of Buyer.

              SECTION 4. REPRESENTATIONS AND WARRANTIES.

              (a) REPRESENTATIONS AND WARRANTIES OF SELLER. As of the Closing Date, Seller represents and warrants to Buyer as follows:

                      (i) The Class A Inventory consists solely of Consumer Products inventory that is new, unused, and in saleable condition and whose corresponding models are listed on Buyer's current product price list (see EXHIBIT A-1) as of the Effective Date PLUS all Olympus brand accessories corresponding to the items on such current product price list that are new, unused, and in saleable condition. The Class B Inventory consists solely of non-Class A Inventory Consumer Products included on Buyer's current product repair list as of the Effective Date (see EXHIBIT C-1) but excluding Consumer Product samples and consigned inventory held by any person or entity other than Seller's employed or independent Consumer Products sales representatives. The Spare Parts Inventory consists solely of non-discontinued spare parts currently used as of the Effective Date to repair the corresponding Consumer Products included on Buyer's current product repair list as of the Effective Date (see EXHIBIT C-1).


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                      (ii) The Inventory is unencumbered (except for any
security interest or lien of Buyer) and is free of any liens, security interests or other claims (adverse or otherwise) by any third party and has not been consigned to any person or entity other than Seller's employed or independent Consumer Products sales representatives.

                      (iii) Seller has good and valid title to all of the Assets, free and clear of any liens, security interests, other claims (adverse or otherwise) or restrictions on transfer, and, upon delivery of the Bill of Sale to Buyer at the Closing, Buyer shall have good and valid title to all of the Assets, free of any liens, security interests, other claims (adverse or otherwise) or restrictions on transfer.

                      (iv) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and the execution and performance of this Agreement and all other documents contemplated by this Agreement by Seller has been duly authorized by all necessary shareholder, director, and other action or consents, and this Agreement and all other documents contemplated by this Agreement are valid, legally binding and enforceable in accordance with their terms.

                      (v) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments referred to in Section 3 above), will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract,


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lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (including without limitation, any agreements with secured parties or lenders) or result in the imposition of any lien, charge, security interest or other encumbrance, including but not limited to any price protection offered in connection with the Consumer Products, upon any of its assets. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Seller and Buyer to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 3 above).

                      (vi) Neither Seller nor any of its predecessors have assigned, transferred or purported to assign or transfer the Assets to any person, firm or entity, either voluntarily or involuntarily other than to Buyer and pursuant to Schedule 5(f).

                      (vii) The assets of Seller exceed its liabilities and Seller is not currently insolvent (unable to pay its debts as they become due in the usual course of its business) and will not be rendered insolvent by the execution of this Agreement or the consummation of the transactions hereunder.

                      (viii) Seller has complied with all applicable laws (including rules, regulations, codes, orders, decrees, rulings) of governments and all agencies thereof, and no action, suit, claim, demand, or notice which might result in a material adverse effect on Seller, its revenues, properties or assets has been filed or commenced against Seller alleging any failure to so comply.

                      (ix) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller (whether or


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not shown on any Tax Return) have been paid. No material adverse claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There is no unresolved dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller's directors, officers or employees with responsibility for Tax matters has knowledge based upon personal contact with any agent of such authority. Seller will timely file all Tax Returns and pay all Taxes due arising in connection with the consummation of the transactions contemplated hereby. As used herein, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and "Tax Return" means any return, declaration, report, claim, for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                      (x) Seller has no present intention of terminating its entire business (except for its Consumer Products business) following the consummation of this Agreement.

                      (xi) Except as described in Schedule 4(a)(xi).1 attached hereto and for warranty repairs in the ordinary course of business, to Seller's knowledge there is no basis for any


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present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability for replacement or repair of or other damages in connection with any Consumer Products previously sold. No Consumer Product sold by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, a copy of which are included in Schedule 4(a)(xi).2 attached hereto.

                      (xii) Except as described in Schedule 4(a)(xii) or in other Schedules to this Agreement, Seller has no known material liability (and to Seller's knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any material liability) arising out of any matter relating to Seller's distribution of Consumer Products, including without limitation any injury to individuals or property as a result of the ownership, possession, or use of any Consumer Product sold by Seller.

                      (xiii) Schedule 4(a)(xiii) sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgement, order, decree, ruling or charge relating to the Assets or (ii) is a party or, to Seller's knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any government or jurisdiction or before any arbitrator relating to the Assets .

                      (xiv) Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                      (xv) Seller has not sold any Inventory subsequent to the Effective Date other than Inventory for which (i) Buyer was paid directly by the customer or (ii) Seller has


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remitted payment to Buyer pursuant to Section 1(k) above or (iii) Seller has delivered corresponding account(s) receivable to Buyer pursuant to Section 1(k) above.

              (b) BUYER'S REPRESENTATIONS AND WARRANTIES. As of the Closing Date, Buyer represents and warrants to Seller as follows:

                      (i) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and the execution and performance of this Agreement and all other documents contemplated by this Agreement by Buyer has been duly authorized by all necessary shareholder, director and other action or consents, and this Agreement and all other documents contemplated by this Agreement are valid, legally binding and enforceable in accordance with their terms.

                      (ii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assumption by Buyer of the Assumed Liabilities), will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its respective assets is subject (including without limitation, any agreements with secured parties or lenders) or result in the imposition of any lien, charge, security interest or other encumbrance, upon any of its assets. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Buyer to consummate the transactions contemplated by this Agreement (including the assumption by Buyer of the Assumed Liabilities).

                      (iii) The assets of Buyer exceed its liabilities and Buyer is not currently insolvent (unable to pay its debts as they become due in the usual course of its business) and will not be rendered insolvent by the execution of this Agreement or the consummation of the transactions hereunder.

                      (iv) Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

              SECTION 5. CERTAIN COVENANTS AND AGREEMENTS.

              (a) NONCOMPETITION. In consideration of Buyer's agreement to extend the term of the Distribution Agreement to March 31, 2004, each of Seller and Cantel Medical Corp., a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of Seller ("Shareholder"), agrees that, for a period of three years following the Closing, it will not (i) directly or indirectly participate or engage in any business which is, or as a result of Seller's or Shareholder's engagement or participation would become, competitive with the Consumer Products business of Buyer in any geographic area where Buyer now conducts such business. Ownership by Seller or Shareholder of less than 10% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing covenant.

              (b) NONDISCLOSURE. Each of Seller and Shareholder agrees that it will not at any time after the date of this Agreement divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, financial information, sales and marketing plans, materials, devices, ideas or know-how, whether patentable or not, with respect to Buyer's Consumer Products business ("Confidential Information"); PROVIDED, HOWEVER, that nothing herein shall prohibit Seller or Shareholder from complying with any order or decree of any court of competent jurisdiction or governmental authority, but Seller or Shareholder, as the case may be, will give Buyer timely notice of the receipt of any such order or decree. Any information, which (i) at or prior to the time of disclosure by Seller or Shareholder was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by Seller or Shareholder or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Seller or Shareholder, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

              (c) BUYER'S INTELLECTUAL PROPERTY. Except as expressly set forth in Sections 3.6 and 6.1 of the Distribution Agreement, each of Seller and Shareholder covenants that it has no right, title or interest in any patent, trademark, service mark, trade name or copyright or other intellectual property right of Buyer (collectively, the "Proprietary Rights"). Beginning on the Closing Date, Seller shall immediately discontinue any previously authorized use of any of Buyer's Proprietary Rights with respect to Consumer Products and cease all conduct, other than as contemplated pursuant to Schedule 5(f) attached hereto, that might cause anyone to believe that Seller is a distributor, dealer, reseller, or provider of technical assistance or repair for Buyer's Consumer Products.

              (d) INDEMNITY. (i) Seller shall indemnify and hold harmless Buyer and all of its shareholders, officers, directors, employees, representatives, and/or agents, successors and assigns and each of them (each a "Buyer Indemnified Party") from and against any and all judgments, claims, damages, liabilities, losses and expenses including, without limitation, reasonable attorneys' fees and disbursements or sales or use taxes (collectively, "Losses" and individually, a "Loss"), arising out of (A) the breach, untruth or inaccuracy of any representation, warranty or covenant of Seller contained in this Agreement, the Bill of Sale or in any certificate, instrument or agreement delivered by Seller pursuant hereto or in connection with the transactions contemplated hereby, or any facts or circumstances constituting any such breach, untruth or inaccuracy, (B) any liability or obligation of Seller other than Assumed Liabilities (whether absolute, accrued, contingent or otherwise, and whether a contractual, Tax or any other type of liability, obligation or claim) (including but not limited to any liability for severance payments to former employees of Seller or any liability of the Seller that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under any law relating to health, safety or the protection of the environment or otherwise by operation of law); (C) any liability of Seller for unpaid Taxes; (D) any liabilities of Seller for fees, costs or expenses relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees and Taxes; (E) any demands, claims, suits or actions against any Buyer Indemnified Party by Seller or any third party or otherwise as a result of the transactions contemplated by this Agreement under a bulk transfer or bulk sales statute or doctrine (including without limitation a claim regarding Taxes); and
(F) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Buyer Indemnified Parties, or any of them, in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section (each a "Buyer Indemnified Claim").

                      (ii) Buyer shall promptly inform Seller of any claims made against any Buyer Indemnified Party that are Buyer Indemnified Claims. Provided that the Buyer Indemnified Claim is not brought by Seller (or a successor-in-interest or assignee of Seller) or a Canadian or U.S. federal or state tax authority, Seller shall have the right to control the defense and settlement of such Buyer Indemnified Claim subject to the approval of Buyer, which approval shall not be unreasonably withheld or delayed. Buyer shall have the right to assume the defense of, and continue to be indemnified with respect to, any Buyer Indemnified Claim listed as an exception in the previous sentence and any other Buyer Indemnified Claim with respect to which Seller fails to or elects not to conduct such defense and such failure continues for thirty (30) days after Buyer notifies Seller in writing of its intent to assume the defense. Notwithstanding the previous sentence, if in the defense of a Buyer Indemnified Claim some performance is required in less than thirty (30) days, Buyer shall have the right to so perform and continue to be indemnified by Seller. Notwithstanding the foregoing, the failure of Buyer to give prompt notice shall not result in the loss of indemnification unless (and then solely to the extent) Seller shall have been materially prejudiced thereby.

                      (iii) Buyer shall indemnify and hold harmless Seller and all of its shareholders, officers, directors, employees, representatives, and/or agents, successors and assigns and each of them (each a "Seller Indemnified Party") from and against any and all Losses arising out of (A) the breach, untruth or inaccuracy of any representation, warranty or covenant of Buyer contained in this Agreement or in any certificate, instrument or agreement delivered by Buyer pursuant hereto or in connection with the transactions contemplated hereby, or any facts or circumstances constituting any such breach, untruth or inaccuracy, (B) any liability or obligation of Buyer (whether absolute, accrued, contingent or otherwise, and whether a contractual, Tax or any other type of liability, obligation or claim); (C) any liabilities of Buyer for fees, costs or expenses relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees and Taxes; and (D) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Seller Indemnified Parties, or any of them, in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section (each a "Seller Indemnified Claim").

                      (iv) Seller shall promptly inform Buyer of any claims made against any Seller Indemnified Party that are Seller Indemnified Claims. Provided that the Seller Indemnified Claim is not brought by Buyer (or a successor-in-interest or assignee of Seller) or a Canadian or U.S. federal or state tax authority, Buyer shall have the right to control the defense and settlement of such Seller Indemnified Claim subject to the approval of Seller, which approval shall not be unreasonably withheld or delayed. Seller shall have the right to assume the defense of, and continue to be indemnified with respect to, any Seller Indemnified Claim listed as an exception in the previous sentence and any other Seller Indemnified Claim with respect to which Buyer fails to or elects not to conduct such defense and such failure continues for thirty (30) days after Seller notifies Buyer in writing of its intent to assume the defense. Notwithstanding the previous sentence, if in the defense of a Seller Indemnified Claim some performance is required in less than thirty (30) days, Seller shall have the right to so perform and continue to be indemnified by Buyer. Notwithstanding the foregoing, the failure of Seller to give prompt notice shall not result in the loss of indemnification unless (and then solely to the extent) Buyer shall have been materially prejudiced thereby.

              (e) COLLECTION OF RECEIVABLES. Following the Closing Date, Seller shall utilize reasonable and customary collection practices in connection with its collection of its remaining accounts receivable relating to Consumer Products and will provide advance notice to Buyer of any legal or collection action (other than "in-house" telephone calls and written communications consistent with Seller's procedural policies and commercially reasonable standards) Seller plans to initiate against any account debtor with respect to Consumer Products accounts receivable. Each party to this Agreement has a duty to promptly (but in no event more than ten (10) days) remit to the other party accounts receivable payments received by such party and which is rightfully due to the other party. If one party offers or offered a Promotional Program to customers, before or after the Effective Date (as the case may be), such party shall be responsible for reimbursing the other party in the event and in the amount a customer unilaterally deducts the Promotional Program claim from the payment due to the other party.

              (f) TRANSITION FEE. Seller has provided certain services to Buyer relating to the transition of Seller's Consumer Products business in Canada, as such services are described in

Schedule 5(f) attached hereto. In consideration of such transition services, Buyer shall pay to Seller the following amounts on the corresponding dates (collectively, the "Transition Fee"):

        Amount                                Date Due
        ------                                --------

        CN$85,000                             Closing Date
                                              ("Initial Monthly Transition Fee")

        CN$85,000                             30 days after Closing Date

        US$500,000                            March 31, 2001

        12-1/2% of Net Sales,
        from August 1, 2000 through March 31,
        2001, in excess of US$8,000,000       April 30, 2001

As used herein, "Net Sales" shall mean the gross amount invoiced for sales of Consumer Products by Buyer in Canada, less any Promotional Program accruals, cash discounts allowed, shipping charges, taxes, adjustments, credits, returns, allowances, or any other similar costs, expenses or additions applied to customer accounts which are related to the Consumer Products sold between August 1, 2000 and March 31, 2001, all as determined in accordance with GAAP. For informational purposes only, Buyer shall provide Seller with non-binding monthly sales reports from August 1, 2000 through March 31, 2001 relating to monthly Net Sales and one final report (covering the entire eight-month period) by April 30, 2001. Subject to Section 5(b), Buyer shall provide Seller's independent auditor reasonable access, during Buyer's normal business hours and upon reasonable notice to Buyer, to Buyer's books and records specifically corresponding to Buyer's sales of Consumer Products in Canada during the eight-month period. Any dispute with respect to the amount of Net Sales shall be resolved by an independent accounting firm within 45 days after April 30, 2001 utilizing the procedures described in Section 1(d). The Transition Fee payments due on March 31, 2001 and April 30, 2001 shall be increased by (i) the amount of any unpaid Seller Indemnified Claim pursuant to Section 5(d), (ii) any unpaid post-Closing adjustments in favor of Seller pursuant to Section 1(e), and
(iii) any other outstanding amounts payable from Buyer to Seller under this Agreement. The Transition Fee payments due on March 31, 2001 and April 30, 2001 shall be reduced by (i) the amount of any unpaid Buyer Indemnified Claim pursuant to Section 5(d), (ii) any unpaid post-Closing adjustments in favor of Buyer pursuant to Section 1(e), and (iii) any other outstanding amounts payable from Seller to Buyer under this Agreement including, but not limited to, amounts resulting from the resolution of any Disputed Accounts Payable listed on
Schedule 1(h). Seller shall pay to Buyer on April 30, 2001 the amount (if any) in which items (i), (ii), and (iii) in the immediately preceding sentence exceeds, in the aggregate, the Transition Fee payments due on March 31, 2001 and April 30, 2001 (as such payments may be increased pursuant to the sentence prior to the immediately preceding sentence).

              (g) FURTHER ASSURANCES. From time to time, at Buyer's request, Seller will execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer may reasonably request to more effectively convey, transfer to and vest in Buyer and to put Buyer in possession and operating control of all or any part of the Assets.

              (h) FULL ACCESS. From the Effective Date through and including April 30, 2001, Seller shall provide Buyer's employees and representatives reasonable access, during Seller's normal business hours and upon reasonable notice to Seller, to all personnel, books, records, contracts and documents of or pertaining to the transition services provided by Seller hereunder and the Assets to insure compliance by Seller with this Section 5 and Schedule 5(f). From the Effective Date through and including the date of Seller's complete delivery of the Inventory to

Buyer, Buyer shall have reasonable access, during Seller's normal business hours and upon reasonable notice to Seller, to the Bailment Location (as defined in Schedule 5(f)).

              (i) DISCOUNT POLICIES; CUSTOMER SERVICE. Buyer hereby agrees that in the event that Buyer deviates from Seller's discount policies which were in effect on the Effective Date, and such deviation directly results in increased discount amounts, such amounts will not be deducted from the Landed Cost of Class A Inventory under Section 1(b)(A). Prior to the Closing Date, Seller has provided Buyer with a true and complete set of such discount policies, and on the Closing Date Seller hereby agrees to execute and deliver to Buyer a certificate of authenticity in the form of EXHIBIT G attached hereto. Seller hereby agrees to undertake in good faith reasonable measures to assist Consumer Product customers who contact Seller after the Closing Date by promptly forwarding customer inquiries to Buyer and treating the customers courteously and professionally.

              (j) REWARDS PROGRAM. Seller shall continue to administer and be responsible for its rewards program in effect as of the Effective Date, and agrees to reimburse Buyer for any costs Buyer elects to assume in connection with said rewards program after consultation with Seller.

              (k) OUTSTANDING ORDERS. All customer purchase orders for Consumer Products submitted to Seller prior to August 1, 2000 that are unfilled as of August 1, 2000 will be cancelled by Seller. Seller has provided Buyer with an accurate list of all such purchase orders.

              (l) INVENTORY. On the date of delivery of the Inventory to Buyer, Seller will deliver said Inventory unencumbered (except for any security interest or lien of or created by Buyer), free of any liens, security interests or other claims (adverse or otherwise) by any third party and said Inventory will not have been consigned to any person or entity except to the extent consigned to Seller's Consumer Products sales representatives.

              SECTION 6. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

              (a) SELLER'S PERFORMANCE. Each of the obligations of Seller to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed in all material respects by the Closing Date. At the Closing, Seller shall pay to Buyer the amount (if any) by which the Payoff Amount exceeds the aggregate of the Estimated Total Inventory Price, Reimbursed Expenses Price, Severance Coverage Payment and the Initial Monthly Transition Fee.

              (b) LITIGATION. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or administrative agency or by any governmental agency challenging the transactions provided for herein.

              (c) APPROVALS AND CONSENTS. Seller shall have obtained all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state or local, necessary for the performance of its obligations hereunder.

              (d) NO CHANGE IN LAW. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit, restrict or substantially delay the consummation of the transactions contemplated herein.

              (e) INSTRUMENTS OF CONVEYANCE AND TRANSFER . At the Closing and/or upon delivery of the Inventory to Buyer, Seller shall have delivered to Buyer such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as are effective to vest in Buyer all of the right, title and interest of Seller in and to the Assets. Simultaneously with such delivery, Seller shall take or cause to be taken all such other steps as are reasonably necessary to put Buyer in actual possession and operating control of the Assets.

              (f) REPRESENTATIONS AND WARRANTIES. Seller's representations and warranties set forth in Section 4(a) above shall be true and correct.

              (g) OFFICER'S CERTIFICATE. Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)-(f) is satisfied in all respects.

              (h) LEGAL OPINION. The Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in EXHIBIT H attached hereto, addressed to the Buyer and dated as of the Closing Date.

              SECTION 7. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by Seller, on or prior to the Closing Date, of the following conditions:

              (a) BUYER'S PERFORMANCE. Each of the obligations of Buyer to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed in all material respects by the Closing Date. At the Closing, Buyer shall pay to Seller the amount (if any) by which the aggregate of the Estimated Total Inventory Price, the Reimbursed Expenses Price, the Severance Coverage Payment and the Initial Monthly Transition

Fee exceeds the Payoff Amount.

              (b) NO CHANGE IN LAW. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit, restrict or substantially delay the consummation of the transactions contemplated herein.

              (c) LITIGATION. No claim, action, suit, investigation or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency challenging the transactions provided for herein,

              (d) APPROVALS AND CONSENTS. Buyer shall have obtained all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state or local, necessary for the performance of its obligations hereunder.

              (e) REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties set forth in Section 4(b) above shall be true and correct.

              (f) OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7(a)-(e) is satisfied in all respects.

              SECTION 8. BULK SALES ACT. Buyer and Seller hereby waive compliance with the provisions of any applicable bulk sales laws, including but not limited to Article 6 of the Uniform Commercial Code and Ontario's Bulk Sales Act, R.S.O. 1990, c.B. 14 or similar legislation in force in any other province of Canada.

              SECTION 9. SELLER'S PERSONNEL. Nothing expressed in or implied from this Agreement is intended to confer upon any member or former member of Seller's personnel any rights or remedies (including, but not limited to, any rights of employment for any specified period of time), nor shall any member or former member of Seller's personnel or incumbent labor organization be considered to be a third-party beneficiary to this Agreement.

              SECTION 10. PRESS RELEASES. Neither Seller and Shareholder on the one hand nor Buyer on the other hand will issue any press releases or public announcements (written or oral) of any of the transactions contemplated by this Agreement except as may be agreed to in writing by both Seller and Buyer or as Seller or Buyer may be required to make under applicable law or securities exchange requirements PROVIDED THAT, with respect to press releases or announcements required by law or securities exchange requirements, the parties shall consult with one another as to the content thereof but the issuing party shall retain ultimate discretion over the content and timing of its announcements.

              SECTION 11. THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than parties and their respective successors and permitted assigns.

              SECTION 12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including its Schedules and Exhibits) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes and cancels all prior or contemporaneous agreements, arrangements, proposals, representations, communications, and understandings relating to the subject matter hereof, whether written or oral, between or involving Seller and Buyer. This Agreement may be amended or modified only by a written instrument executed by both Buyer and Seller.

              SECTION 13. NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by facsimile transmission, telegraphed, or mailed by certified, express or registered mail, postage prepaid:

              By Mail or Hand                        by Telecopy
              ---------------                        -----------
              If to Seller:
              Carsen Group Inc.                      (905) 479-2595
              151 Telson Road, Markham

              Ontario, Canada  L3R 1E7
              ATTN:   William J. Vella, President

              with a copy to:

              Dornbush Mensch Mandelstam             (212) 753-7673
              & Schaeffer, LLP
              747 Third Avenue
              New York, New York  10017
              ATTN:   Eric Nodiff, Esq.

              and:

              Cantel Medical Corp.                   (973) 471-0054
              1135 Broad Street

              Suite 203
              Clifton, New Jersey 07013
              ATTN: James P. Reilly, President

              If to Buyer:

              Olympus America Inc.                   (631) 844-5296
              Two Corporate Center Drive

              Melville, New York  11747

              ATTN:   President

              with a copy to Buyer's General Counsel at the same address (telecopy: 631-844-5296)

              SECTION 14. ASSIGNMENT; BINDING EFFECT. Neither Buyer nor Seller may assign all or any part of its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in contravention of this Section shall, at the option of the non-assigning party, be null and void and of no effect. Except as otherwise provided above, this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

              SECTION 15. ARBITRATION. Except for (i) the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of arbitrators or (ii) issues expressly requiring resolution pursuant to Section 1(d), any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration conducted by three arbitrators in accordance with the then current rules of the American Arbitration Association. The arbitration shall be held in Suffolk County or New York City, New York, U.S.A. applying New York law without regard to the rules of conflicts of law. Judgment on an award rendered by the arbitrators may be entered and enforced in any court of competent jurisdiction.

              SECTION 16. SEVERABILITY. If any provision or part thereof of this Agreement is held to be invalid, void or unenforceable, the remaining provisions or parts thereof of this Agreement shall continue in full force without being impaired or invalidated in any way, to the maximum extent possible consistent with the intent of the parties in entering into this Agreement.

              SECTION 17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

              SECTION 18. NO WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other provisions of this Agreement.

              SECTION 19. HEADINGS. The headings contained herein are for reference only and are not a part of this Agreement and shall not be used in connection with the interpretation of this Agreement.

              SECTION 20. CONTRACT INTERPRETATION. Each party hereto acknowledges that it has had ample opportunity to review and comment on this Agreement. This Agreement shall be read and interpreted according to its plain meaning and an ambiguity shall not be construed against either party. It is expressly agreed by the parties that the judicial rule of construction that a document should be more strictly construed against the draftsperson thereof shall NOT apply to any provision of this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. All references to "$" or "dollars" shall be deemed to refer to United States Dollars, unless the context otherwise requires. All accounting terms used herein shall have the meanings ascribed to such terms under GAAP, unless the context indicates otherwise. All monetary amounts, payments or adjustments provided in this Agreement shall be calculated, paid or adjusted, as the case may be, in United States Dollars utilizing the currency exchange rate between Canadian Dollars and US Dollars published in THE WALL STREET JOURNAL on the Effective Date (i.e., US$0.67240 per CN$1.00).

          SECTION 21. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS. The representations, warranties, covenants and obligations contained in this Agreement (including its Schedules and Exhibits) shall survive the Closing Date.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                      SELLER:

                                      CARSEN GROUP INC.


                                      By /s/ WILLIAM J. VELLA
                                         -------------------------------
                                      Name: William J. Vella
                                      Title: President

                                      BUYER:

                                      OLYMPUS AMERICA INC.


                                      By /s/ F. MARK GUMZ
                                         -------------------------------
                                      Name: F. Mark Gumz
                                      Title: President

                                      WITH RESPECT TO SECTIONS 5(a), 5(b), 5(c)
                                      AND 10 ONLY,
                                      ACKNOWLEDGED AND AGREED BY

                                      SHAREHOLDER:

                                      CANTEL MEDICAL CORP.


                                      By /s/ JAMES P. REILLY
                                         -------------------------------
                                      Name: James P. Reilly
                                      Title: President/CEO